Exhibit 16.1


                                                           SF Partnership, LLP
                                                           Chartered Accountants




December 21, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read the Section on "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" of Amendment No. 2 to Form SB-2 dated December 21, 2004, of Friday Night Entertainment Corporation (the "Company") and are in agreement with the statements contained in paragraphs one through six of that Section. We have no basis to agree or disagree with other statements of the Company contained therein.




Respectfully yours,



/s/ SF Partnership, LLP
-----------------------
SF Partnership, LLP
Chartered Accountants